EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

Turbine Truck Engines, Inc.;

Novo Healthnet Limited;

And

The Shareholders of Novo Healthnet Limited.

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Exhibits

Exhibit A	NHL Shareholders’ NHL Stock and Exchange Shares
Exhibit B	Non-U.S. Person Certificate

Schedules

Schedule 3	NHL Disclosure Schedule
Schedule 4	Company Disclosure Schedule

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SHARE EXCHANGE AGREEMENT

Dated as of April 25, 2017

This Share Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Turbine Truck Engines, Inc., a Nevada corporation (the “Company”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL”), (iii) ALMC-ASAP Holdings Inc., an Ontario, Canada corporation (“ALMC”); (iv) Michael Gaynor Family Trust, a trust organized under the laws of Ontario, Canada (the “MGFT”); (v) 1218814 Ontario Inc., an Ontario, Canada corporation (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp., an Ontario, Canada Professional corporation (“MGPP, and together with ALMC, MGFT and 1218814the “NHL Shareholders”). Each of NHL and the NHL Shareholders may be referred to collectively herein as the “NHL Parties” and separately as an “NHL Party.” Each of the Company and each NHL Party may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Company agrees to acquire from the NHL Shareholders all of the shares of both common and preferred stock of NHL held by the NHL Shareholders in exchange for the issuance by the Company to NHL Shareholders of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), such that following the closing of the Exchange the NHL Shareholders will own 85% of the issued and outstanding Company Common Stock calculated including all granted and issued options or warrants to acquire the Company Common Stock as of the Effective Date, but to exclude the Offering Shares as defined below in Section 2.02;

WHEREAS, NHL will become a wholly owned foreign subsidiary of the Company; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I. DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Nevada are authorized or required by law or executive order to close.

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(e)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(f)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(i)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(j)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(k)	“Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which NHL is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

(l)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(m)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(n)	“Securities Act” means the Securities Act of 1933, as amended.

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(o)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(p)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(q)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(r)	“Termination Date” means May 15, 2017, provided that the Parties may amend such Termination Date pursuant to Section 10.12(a).

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars;

(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.03(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

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(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II. SHARE EXCHANGE

Section 2.01 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the NHL Shareholders, who hold an aggregate of (i) 100 shares of NHL’s common stock, par value CAD $1.00 per share, (“NHL Common Shares”), and (ii) 6,000 Class A preferred shares, 4,500 Class C preferred shares and 900 Class D preferred shares (“NHL Preferred Shares” and, together with the NHL Common Shares, the “NHL Stock”) representing 100% of NHL’s issued and outstanding capital stock, shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the NHL Stock held by them as set forth on Exhibit A.

(b)	In exchange for the transfer of all NHL Stock to the Company by the NHL Shareholders, the Company shall deliver to the NHL Shareholders a total of 167,797,406 shares of the Company Common Stock, to be apportioned between the NHL Shareholders as set forth on Exhibit A (the “Exchange Shares”).

(c)	The exchange as set forth in Section 2.01(a) and Section 2.01(b), subject to the other terms and conditions herein, is referred to herein as the “Exchange.”

(d)	Upon the completion of the Exchange, the NHL Shareholders will own 167,797,406 restricted shares of Company Common Stock, representing 85% of the total outstanding shares of Company Common Stock, calculated including all granted and issued options or warrants to acquire the Company Common Stock as of the Effective Date, and including the Capital-Raising Shares as described in Section 2.02(b) and the Compensation Shares as described in Section 2.02(c), but excluding the Offering Shares as described in Section 2.02(a).

(e)	At the Closing, the NHL Shareholders shall, on surrender of their certificates representing their respective shares of NHL Stock to the Company, and shall be recorded, in the stock ledger of the Company, as the owners of the applicable portion of the Exchange Shares as set forth on Exhibit A.

Section 2.02 Other Shares.

(a)	The Parties acknowledge and agree that the Company is currently undertaking an offering of Company Common Stock pursuant to Regulation S under the Securities Act pursuant to which up to 20,000,000 shares of Company Common Stock may be issued and sold prior to or after the Closing (the “Offering Shares”).

(b)	The Parties acknowledge and agree that the Company shall issue up to an additional 250,000 shares of Company Common Stock prior to the Closing, in connection with additional capital-raising activities of the Company as required for funding the Company’s ongoing operational and product development expenses (the “Capital-Raising Shares”).

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(c)	The Parties acknowledge and agree that the Company shall issue up to an additional 1,000,000 shares of Company Common Stock prior to the Closing, as payments to certain directors, officers, employees or consultants of the Company (the “Compensation Shares”).

(d)	The Offering Shares shall not be included for purposes of any calculations or otherwise hereunder as issued, outstanding or issuable shares of Company Common Stock, for issuance of the Exchange Shares or otherwise, but the Capital-Raising Shares and the Compensation Shares have been included for purposes of calculating the Exchange Shares to be issued to the NHL Shareholders for the purposes of herein.

Section 2.03 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Article V, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”). At the Closing:

(a)	The Company shall deliver the Exchange Shares in accordance with Section 2.01;

(b)	The NHL Shareholders shall endorse the certificates representing the NHL Stock as required for the same to be transferred to the ownership of the Company and shall deliver the same to the Company, with all necessary transfer Tax and other revenue stamps, acquired at each NHL Shareholder’s expense, affixed; and

(c)	The Company, NHL and NHL Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.04 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 2.05 Conveyance Taxes. The NHL Shareholders will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

ARTICLE III. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE NHL PARTIES

As an inducement to, and to obtain the reliance of the Company, except as set forth in the disclosure schedules as attached hereto as Schedule 3, and referencing the particular section of this Article III to which the disclosure relates (the “NHL Schedules”), the NHL Parties, jointly and severally, represent and warrant to the Company, as of the Effective Date and as of the Closing Date, as follows:

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Section 3.01 Corporate Existence and Power. NHL is a limited company duly organized, validly existing, and in good standing under the Laws of the Province of Ontario, Canada, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. NHL has delivered to the Company complete and correct copies of the organizational documents and the corporate minute books of NHL as in effect on the Effective Date (the “NHL Organizational Documents”). NHL has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. Except as set forth in the NHL Disclosure Schedules, NHL does not have any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the NHL Organizational Documents. NHL has taken all actions required by Law, the NHL Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. The execution, delivery and performance by NHL of this Agreement and the consummation by NHL of the transactions contemplated hereby. This Agreement has been duly executed and delivered by NHL and each of the NHL Shareholders and it constitutes, and upon its execution and delivery will constitute, a valid and legally binding agreement of NHL and each of the NHL Shareholders, enforceable against each of them it in accordance with its terms.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by NHL in connection herewith constitute the valid and binding obligations of NHL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any NHL Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Authorized Shares and Capital.

(a)	The authorized capital stock of NHL consists of (i) 100 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and (ii) 11,400 shares of preferred stock, par value $0.01 per share, of which 11,400 shares are issued and outstanding. All of the issued and outstanding NHL Stock is held, collectively, by the NHL Shareholders.

(b)	Except as set forth in the NHL Schedules, NHL has no outstanding options, rights or commitments to issue shares of NHL Stock or any other equity security of NHL, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of NHL Stock or any other equity security of NHL.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of NHL Stock affecting the nomination or election of directors or the exercise of the voting rights of NHL Stock.

(d)	The offer, issuance and sale of such shares of NHL Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act and applicable Canadian Law, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of NHL Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 3.06 Validity of Shares. The shares of NHL Stock to be delivered at the Closing, shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

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Section 3.07 Title to and Issuance of the NHL Stock. Each of the NHL Shareholders is, and on the Closing Date will be, the record and beneficial owner and holder of the NHL Stock as set forth opposite such NHL Shareholder’s name on Exhibit A, free and clear of all Liens, and Exhibit A is true and correct in all respects. None of the NHL Stock is subject to pre-emptive or similar rights, either pursuant to any NHL Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any NHL Stock or other interests in the Company from the NHL Shareholders.

Section 3.08 Subsidiaries and Predecessor Corporations. NHL does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than any set forth in the NHL Schedules.

Section 3.09 Books and Records. The books and records, financial and otherwise, of NHL are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.10 Financial Statements.

(a)	NHL has delivered to the Company the (i) balance sheet as of August 31, 2016; (ii) statements of operations and accumulated deficits, statement of changes in equity and cash flows for the year ended August 31, 2016; and (iii) an interim balance sheet and (iv) statement of operations and accumulated deficits, statement of changes in equity and cash flows for the any full quarterly periods from September 1, 2016 to the Effective Date (collectively, the “Financial Statements”).

(b)	The Financial Statements (a) are in accordance with the books and records of NHL, and (b) present fairly in all material respects the financial condition of NHL at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 3.11 Information. The information concerning NHL set forth in this Agreement and in the NHL Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, NHL has fully disclosed in writing to the Company (through this Agreement or the NHL Schedules) all information relating to matters involving NHL or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of NHL or (iii) either alone or in aggregation with other information covered by this Section 3.11, otherwise have led or may lead to a Material Adverse Effect on NHL, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 3.12 Absence of Certain Changes or Events. Since the date of this Agreement:

(a)	there has not been any Material Adverse Change in the business, operations, properties, assets, or condition (financial or otherwise) of NHL;

(b)	NHL has not (i) amended the NHL Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

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(c)	NHL has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement

Section 3.13 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of NHL after reasonable investigation, threatened by or against NHL or affecting NHL or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. NHL does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.14 Contracts.

(a)	All Material Contracts to which NHL is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the NHL Schedules.

(b)	All Material Contracts to which NHL is a party or by which its properties are bound and which are material to the operations of NHL taken as a whole are valid and enforceable by NHL in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(c)	NHL is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of NHL.

Section 3.15 Compliance With Laws and Regulations. To the best of its knowledge, NHL has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of NHL or except to the extent that noncompliance would not result in the occurrence of any material liability for NHL.

Section 3.16 Taxes. NHL has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and NHL has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

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Section 3.17 Tax Returns and Audits. All required federal, state and local Tax Returns of NHL have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on NHL. NHL is not and has not been delinquent in the payment of any Tax. NHL has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of NHL’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by NHL. NHL has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. NHL (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. NHL has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 3.18 Employee Benefit Plans; ERISA. Except as disclosed in the NHL Schedules, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by NHL, whether written or unwritten and whether or not funded. Any plans listed in the NHL Schedules are hereinafter referred to as the “NHL Employee Benefit Plans.”

Section 3.19 Investment Representations.

(a)	Investment Purpose. As of the Effective Date, the NHL Shareholders understand and agree that the consummation of this Agreement including the delivery of the Exchange Shares to the NHL Shareholders in exchange for the NHL Common Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for the NHL Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Each of the NHL Shareholders is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), and/or (ii) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act (where all of the acknowledgements, representations, warranties and covenants set out in Exhibit B hereto are true and correct as of the Effective Date and as of the Closing Date). Each NHL Shareholder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such NHL Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. Each of the NHL Shareholders understands that the Exchange Shares are being offered and sold to the NHL Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the NHL Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the NHL Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the NHL Shareholders to acquire the Exchange Shares.

(d)	Information. The NHL Shareholders and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by the NHL Shareholders or their advisors. The NHL Shareholders and their advisors, if any, have been afforded the opportunity to ask questions of the Company. The NHL Shareholders understand that their investment in the Exchange Shares involves a significant degree of risk. The NHL Shareholders are not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

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(e)	Governmental Review. Each of the NHL Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f)	Transfer or Resale. Each of the NHL Shareholders understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the NHL Shareholders shall have delivered to the Company, at the cost of the NHL Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the NHL Shareholders who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.19 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the NHL Shareholders shall have delivered to the Company, at the cost of the NHL Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)	Legends. Each of the NHL Shareholders understand that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(h)	Removal. The legend(s) referenced in Section 3.19(g) shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Each of the NHL Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(i)	Residency. Each of the NHL Shareholders represents and warrants to the Company that they are not a resident of the United States and will not be a resident of the United States at the time of Closing, and that they were not in the United States at the time this Agreement was signed by such shareholder.

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ARTICLE IV. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of NHL and the NHL Shareholders, except as set forth in the disclosure schedules as attached hereto as Schedule 4, and referencing the particular section of this Article IV to which the disclosure relates (the “Company Schedules”), the Company represents and warrants to NHL and the NHL Shareholders, as of the Effective Date and as of the Closing Date, as follows:

Section 4.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has delivered to the NHL Shareholders complete and correct copies of the articles of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.02 Capitalization. There are currently 22,751,307 shares of Company Common Stock issued and outstanding, and stock options and warrants that are issued and granted as of the Effective Date to acquire an additional 5,610,000 shares of Company Common Stock. The Parties acknowledge and agree that the Capital-Raise Shares and the Compensation Shares shall be issued prior to the Closing Date, for a total of 29,611,307 shares of Company Common Stock that will be issued or issuable as of the Closing Date. Upon completion of the issuance of 167,797,406 shares of the Company Common Stock to NHL Shareholders, there will be a total of 197,408,713 shares of Company Common Stock issued and outstanding or issuable, without consideration of the Offering Shares. At Closing, the Company’s authorized capitalization will consist of (a) 499,000,000 shares of common stock, par value $0.001 per share (“the Company Common Stock”), of which 197,408,713 shares will be issued and outstanding or issuable, and (b) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), none of which are issued and outstanding and all of which are undesignated. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 4.03 Options or Warrants. Other than as set forth on the Company Schedules, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

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Section 4.04 Subsidiaries and Predecessor Corporations. The Company does not have any, no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 4.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.06 Absence of Certain Changes or Events. Since the date of this Agreement or such other date as provided for herein:

(a)	there has not been any Material Adverse Change in the business, operations, properties, assets or condition of the Company;

(b)	the Company has not (i) amended the Company Organizational Documents except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)	The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)	to its knowledge, the Company has not become subject to any Law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

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Section 4.07 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Company Schedules. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 4.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject, which would result in a Material Adverse Effect on the Company.

Section 4.09 Compliance With Laws and Regulations. The Company has complied with all United States federal, state or local or any applicable foreign Laws applicable to the Company and the operation of its business, except where the failure to so comply would reasonably be expected to result in a Material Adverse Effect on the Company.

Section 4.10 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.11 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE V. CONDITIONS TO CLOSING

Section 5.01 Condition to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date, of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing.

(b)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the transactions contemplated herein.

Section 5.02 Condition to the Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction (or waiver by the Company), at or before the Closing Date, of the following conditions:

(a)	the Company shall have completed its due diligence investigation of NHL to the Company’s satisfaction in the Company’s sole discretion;

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(b)	at the time of the Closing, NHL will have no liabilities, contingent or otherwise, unless such liabilities have been specifically agreed to by the Company in writing;

(c)	the Closing shall not result in NHL being debarred or losing its status with any third-party or government payor for the provision of medical services;

(d)	The representations and warranties made by NHL and/or the NHL Shareholders in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(e)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of NHL from the Effective Date to the Closing;

(f)	Each of the NHL Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such NHL Parties prior to or at the Closing;

(g)	No Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby;

(h)	NHL's board of directors and NHL Shareholders, shall have each have approved this Agreement and the transactions contemplated herein; and

(i)	All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of NHL after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.03 Condition to the Obligations of the NHL Parties. The obligations of the NHL Parties to consummate the Closing are subject to the satisfaction (or waiver by any of the NHL Parties), at or before the Closing Date, of the following conditions:

(a)	the NHL Parties shall have completed their due diligence investigation of the Company to the NHL Parties’ satisfaction in their sole discretion;

(b)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(c)	The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing;

(d)	No Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby; and

(e)	The Company’s board of directors shall have approved this Agreement and the transactions contemplated herein.

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ARTICLE VI. ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms, each of the Company and NHL will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or NHL, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or NHL, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the Closing, NHL shall deliver to the Company, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of NHL now in the possession of NHL or its representatives.

Section 6.03 Third Party Consents and Certificates. The Company and the NHL Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 6.04 Actions Prior to Closing. From and after the Effective Date until the Closing Date and except as set forth in the Company Schedules, if any, or NHL Schedules, or as permitted or contemplated by this Agreement, the Company and NHL, respectively, will each:

(a)	carry on its business in substantially the same manner as it has heretofore;

(b)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(d)	perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e)	use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f)	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state Laws (including without limitation, the federal securities Laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

Section 6.05 Limitations on Actions. From and after the Effective Date until the Closing Date, except as required by this Agreement neither the Company nor NHL will:

(a)	make any changes in their charter documents, except as contemplated by this Agreement;

(b)	enter into or amend any contract, agreement, or other instrument of any of the types described in such Party’s schedules, except that a Party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(c)	sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

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Section 6.06 Actions at the Closing.

(a)	As of the Closing, the members of the Board of Directors of the Company will take such actions as required to expand the size of the Board of Directors to be six (6) persons, and to name the nominees of the NHL Shareholders to fill the newly created vacancies.

(b)	Immediately following the completion of the actions set forth in Section 6.06(a), each of (i) Vincenzo Cirillo shall resign as a member of the Board of Directors and from his position as the Interim Chief Executive Officer of the Company; (ii) Judy Norstrud shall resign her positions as the Principal Financial Officer and Principal Accounting Officer of the Company, and (iii) Chris David shall resign his positions as the Secretary and Treasurer of the Company, but shall remain both as the President of the Company and as a member of the Board of Directors.

(c)	In connection with the resignations of the Mr. Cirillo and Ms. Norstrud, the Company will enter into a settlement and general release agreement with each of such persons, each in form and substance as reasonably agreed to by the Parties.

ARTICLE VII. TERMINATION

Section 7.01 Termination. This Agreement may be terminated on or prior to the Closing Date:

(a)	By the mutual written consent of the Company and each of the NHL Parties;

(b)	By the Company (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any NHL Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the NHL Parties, applicable, within five (5) Business Days after receipt by NHL of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(c)	By all of the NHL Parties acting together (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by the NHL Parties, which waiver the NHL Parties may give or withhold in their sole discretion, by the Termination Date, provided, however, that the NHL Parties may not terminate this Agreement pursuant to this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the NHL Parties; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by NHL Parties or cured by the Company, applicable, within five (5) Business Days after receipt by the Company of written notice thereof from NHL or is not reasonably capable of being cured prior to the Termination Date; or

(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and nonappealable.

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Section 7.02 Survival After Termination. If this Agreement is terminated by in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.02, Article VIII and Article X shall survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

ARTICLE VIII. INDEMNIFICATION

Section 8.01 Indemnification of Company. NHL and the NHL Shareholders, jointly and severally, (“NHL Indemnifying Party”) hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Company Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the NHL Parties contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of NHL (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

Section 8.02 Indemnification of NHL. The Company (“Company Indemnifying Party”) hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the NHL Shareholders, NHL and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “NHL Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any NHL Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 8.03 Procedure. The following shall apply with respect to all claims by any NHL Indemnified Party or Company Indemnified Party for indemnification:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 8.01 or Section 8.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 8.01 or Section 8.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

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(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 8.01 or Section 8.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article VIII and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 8.03(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 8.03(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 8.03(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of the NHL Indemnifying Party and the Company Indemnifying Party under Section 8.01 and Section 8.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the indemnified Party.

ARTICLE IX. DISPUTE RESOLUTION

Section 9.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Nevada shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Nevada applicable to a contract negotiated, signed, and wholly to be performed in the State of Nevada, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

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(d)	The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.01(c).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 9.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED, INCLUDING THE COMMITMENT LETTER, THE FEE LETTER, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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ARTICLE X. MISCELLANEOUS

Section 10.01 Brokers. The Company and NHL Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and the NHL Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party.

Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 10.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:

Turbine Truck Engines, Inc.

Attn: Chris David

11120 NE 2nd St., Suite 200

Bellevue, WA 98004

Email: david@ttengines.com

With a copy, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: John Cacomanolis

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: JCacomanolis@LegalAndCompliance.com

If to NHL:

Novo Healthnet Limited

Attn: Amanda Dalcourt, CEO

309 Pennsylvania Ave., 2nd Floor

Concord, Ontario, Canada L4k 5R9

Email: adalcourt@novopeakhealth.com

And, if to any of the NHL Shareholders, to the address as set forth below their signatures on the signature page hereof.

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(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 10.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. The Parties acknowledge and agree that the Company is obligated to file a Form 8-K pursuant to the Exchange Act relating to this Agreement and the transactions contemplated herein (the “Form 8-K”). In addition, the Parties acknowledge and agree that information related to this Agreement and the transactions contemplated herein shall be provided to the prospective investors in the Company pursuant to the current offering of the Company described in Section 2.02(a). Other than the Form 8-K or the disclosures referenced in the immediately preceding sentence, copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 10.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

Section 10.08 Third Party Beneficiaries. This contract is strictly between the Company, NHL and NHL Shareholders and, except as specifically provided, no other Person and no director, officer, stockholder (other than the NHL Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 10.09 Expenses. Subject to Section 10.04, whether or not the Exchange is consummated, each of the Company and NHL will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

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Section 10.10 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.11 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 10.12 Amendment; Waiver; Remedies; Agent.

(a)	At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

(e)	For purposes of this Agreement, each of the NHL Shareholders hereby appoint NHL as his, her or its agent and attorney-in-fact to make and execute and any all such amendments, modifications, supplements, termination and waivers and hereby acknowledge and agree that a decision by NHL shall be final, binding and conclusive on such NHL Shareholders, as the case may be, and that the other Parties may rely upon any act, decision, consent or instruction of NHL.

Section 10.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 10.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

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Section 10.15 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Company to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 10.16 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 10.17 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each NHL Party and the Company shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 10.18 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 10.19 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

Turbine Truck Engines, Inc.

By:	/s/ Enzo Cirillo
Name:	Vincenzo Cirillo
Title:	Interim Chief Executive Officer

Novo Healthnet Limited

By:	/s/ Amanda Dalcourt
Name:	Amanda Dalcourt
Title:	Chief Executive Officer

ALMC-ASAP Holdings Inc.

By:	/s/ Robert Mattachione
Name:	Robert Mattacchione
Title:	President

Address for Notices:

309 Pennsylvania Ave., Second Floor Concord, Ontario L4K 5R9 Email: robm@iccglobalgroup.com

Michael Gaynor Family Trust

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	Trustee

Address for Notices:

49 Balmoral St. Kemptville, Ontario K0G 1J0 Email: mgaynor@novohealthnet.com

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1218814 Ontario Inc.

By:	/s/ Amanda Dalcourt
Name:	Amanda Dalcourt
Title:	President

Address for Notices:

1425 Front Street, Box 2230 Hearst, Ontario P0L 1N0 Email: adalcourt@novopeakhealth.com

Michael Gaynor Physiotherapy Professional Corp

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	President

Address for Notices:

380 Hunt Club Rd., Suite 107 Ottawa, Ontario K1V 1C1 Email: mgaynor@novohealthnet.com

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EXHIBIT A

NHL Shareholders’ NHL Stock and Exchange Shares

NHL Shareholder	Number of NHL Common Shares Owned	Number of NHL Preferred Shares Owned	Total Shares of NHL Stock Owned	Number of Shares of Company Common Stock to be Received	% of Company Common Stock Owned Following the Closing (1)

ALMC-ASAP Holdings Inc.	71	6,000	6,071	119,136,158	60.35%
Michael Gaynor Family Trust	10	0	10	16,779,740	8.50%
1218814 Ontario Inc.	19	4,500	4,519	31,881,507	16.15%
Michael Gaynor Physiotherapy Professional Corp.	0	900	900	1	0.00%
Totals:	100	11,400	11,500	167,797,406	85.00%

________

(1) Without Consideration of the Offering Shares

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EXHIBIT B

Non-U.S. Person Certificate

April 25, 2017

Turbine Truck Engines, Inc.

c/o John Cacomanolis, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (the “Share Agreement”) dated April 25, 2017 by and among (i) Turbine Truck Engines, Inc., a Nevada corporation (the “Company”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL”), (iii) ALMC-ASAP Holdings Inc., an Ontario corporation (“ALMC”); (iv) Michael Gaynor Family Trust, a trust organized under the laws of Ontario (the “MGFT”); (v) 1218814 Ontario Inc., an Ontario corporation (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp., an Ontario Professional corporation (“MGPP, and together with ALMC, MGFT and 1218814, the “NHL Shareholders”). Defined terms used herein without definition shall have the meanings given in the Share Agreement.

1. Each of the undersigned NHL Shareholders hereby represents, warrants and certifies that:

(a) It is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a “U.S. Person” as:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. Person;

(D) Any trust of which any trustee is a U.S. Person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H) Any partnership or corporation if:

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(1) Organized or incorporated under the laws of any foreign jurisdiction; and

(2) Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural person, estates or trusts.

The following are not “U.S. Persons:

(A) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(B) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:

(1) An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

(2) The estate is governed by foreign law;

(C) Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person;

(D) Any employee benefit established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E) Any agency or branch of a U.S. person located outside the United States if:

(1) The agency or branch operates for valid business reasons; and

(2) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(F) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b) The offer and scale of the Shares was made in an “offshore transaction” (as defined under Regulation S under the U.S. Securities Act), in that:

(i) The undersigned was outside the United States at the time the buy order for such Shares was originated; and

(ii) The offer to sell the Shares was not made to the undersigned in the United States.

(c) The transaction (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

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2. The undersigned hereby covenants that:

(a) During the period prior to one year after the Closing (the “Restricted Period”) it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(b) If it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i) The sale is to the Company;

(ii) The sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. Person or for the account or benefit of the U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Company a certificate substantially in the form hereof;

(iii) The sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws and the purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv) The Shares are sold in the United States in a transaction that does not require registration under U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(v) The sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3. The undersigned acknowledges and agrees that:

(a) The Shares are and will be “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a standard legend pursuant to Rule 144 under the U.S. Securities Act.

(b) The Company will refuse to register any sale of Shares made in breach of the provisions of such legend.

(c) The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. Each of the undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Company.

[Signatures appear on following pages]

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Dated as of April 25, 2017

ALMC-ASAP Holdings Inc.

By:	/s/ Robert Mattachione
Name:	Robert Mattacchione
Title:	President

Michael Gaynor Family Trust

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	Trustee

1218814 Ontario Inc.

By:	/s/ Amanda Dalcourt
Name:	Amanda Dalcourt
Title:	President

Michael Gaynor Physiotherapy Professional Corp

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	President

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Schedule 3

NHL Disclosure Schedule

Section 3.01:

Corporate Existence and Power:

Effective September 2013 to present, Novo Healthnet Limited holds a 100% shareholder position in Novo Assessments Inc., Novo Peak Health Inc. and Novo Healthnet Rehab Limited. As such, each Ontario Incorporated entity is a wholly owned subsidiary of Novo Healthnet Limited.

Pursuant to the Agreement of Purchase and Sale of Assets dated September 30, 2013 in which Novo Healthnet Limited purchased the assets of Peak Health LTC Inc., Healthnet Assessments Inc., ICC Healthnet Canada Inc. and Michael Gaynor Physiotherapy Professional Corporation, Novo Healthnet Limited operates in the rehabilitative, eldercare and IME areas of business through the acquired assets.

NOVO HEALTHNET KEMPTVILLE CENTRE INC.

Effective November 2014 to present, Novo Healthnet Limited holds an 80% shareholder position in Novo Healthnet Kemptville Centre Inc. As such Novo Healthnet Limited holds 80 common shares and Micheline Dione holds 20 common shares of Novo Healthnet Kemptville Centre Inc. an Ontario Incorporated company.

Pursuant to the Asset Purchase Agreement entered into November 2014 between Novo Healthnet Kemptville Centre Inc. (Purchaser) and Synergy Physiotherapy and Sports Injury Clinic and Micheline Dionne Professional Corp. (collectively the Sellers) Novo Healthnet Kemptville Centre Inc. operates a rehabilitative wellness clinic in Kemptville, Ontario, Canada.

3.14

Contracts:

APKA

Pursuant to the Asset Purchase Agreement dated April 1, 2017 between Novo Healthnet Limited and APKA Health, an Ontario incorporated company, Novo Healthnet limited established an Occupational Therapy and Services division operating in eldercare, IME and community care sectors.

BRANDS

Pursuant to a binding Letter of Intent dated January 30, 2017 between Novo Healthnet Limited (Purchaser) and Rubinoff (Seller), Novo Healthnet Limited will acquire 70% of the total share capital of Brands International Corp., an Ontario incorporated company. Novo Healthnet Limited will assume majority share position and control in Brands International Corp. a company involved in the manufacturing of Health and Beauty products.

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ORTHOGENIC TECHNOLOGIES INC.

Pursuant to a non-binding Letter of Intent dated April 17, 2017 between Novo Healthnet Limited, (Purchaser) and Tony Eluck (Orthogenic Technologies Inc.), (Seller), Novo Healthnet Limited will acquire 51% of the total share capital of Orthogenic Technologies Inc., an Ontario incorporated company. Novo Healthnet Limited will assume majority share position and control of Orthogenic Technologies Inc. a company involved in the development of software and hardware technology for orthotics and health science evaluations.

3.16

Taxes:

Effective the date of this Agreement NHL is in arrears in its HST account as well as Payroll account. Arrangements with tax authorities have been made to manage arrears through a payment plan acceptable to both parties. The liability is reflected in the financial statements.

Miscellaneous

Effective December 2013 to present NHL utilizes an account receivable credit facility in the amount of $750,000.00 CAD for the purposes of invoice factoring. This arrangement is with Accutrac Capital and can be terminated with a 60 day notice period.

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Schedule 4

Company Disclosure Schedule

Section 4.03:

Stock Options and Warrants:

As of the Effective Date, a number of these options and warrants are vested, as follows: (i) There are stock options issued and outstanding to acquire 5,600,000 shares of Company Common Stock at exercise prices ranging from $0.16 to $0.50 per share of Company Common Stock; and (ii) there are warrants issued and outstanding to acquire 10,000 shares of Company Common Stock at an exercise price of $2.00 per share of Company Common Stock. There are no unvested stock options issued and outstanding.

Asset Purchase Agreement:

Pursuant to the Asset Purchase Agreement dated as of October 14, 2014, by and between Robert L. Scragg and Barbara J. Scragg (collectively, the “Sellers”), Alpha Engines Corporation (“Alpha”) and the Company (the “APA”), if either (i) the Company certifies as to the viability of the Detonation Cycle Gas Turbine Engine (the “DCGT”) or the Gas-to-Liquid (the “GTL”) technology or (ii) commercial sales of either the GCGT or GTL technology occur by the Company, then the Company is obligated to issue 50,000 shares of Company Common Stock to the Sellers. The APA references 1,000,000 shares of Company Common Stock, but the Company believes that this number is now 50,000 following the 1:20 reverse split of the Company Common Stock that was effective on May 5, 2015.

Current Offering and Other Shares to be Issued:

The Company is currently undertaking the offering as set forth in Section 2.02(a), and may issue shares of Company Common Stock related thereto, and shall issue the Capital-Raising Shares as set forth in Section 2.02(b) and shall issue the Compensation Shares as set forth in Section 2.02(c).

Section 4.07:

Taiwan Litigation:

The Company is currently involved in litigation in Taiwan, wherein the Company engaged Formosan Brothers, a Taiwan based law firm, to file a criminal complaint with the Taipei, Taiwan District Prosecutors Office (the “Prosecutor”) seeking criminal charges against the principal partners of Energy Technology Services Co. Ltd (“ETS”), a Taiwan based corporation, Mr. Chen, Chong-Ping (“Alan Chen”) and Huang, Ren-Ju (“Mr. Huang”) for fraud in connection with their actions related to the Company's business initiative to commercialize, manufacture and distribute the Hydrogen Production and Burner System (“HPBS”) technology worldwide.

On December 25, 2015, TTE received a written ruling from the Taiwan District Prosecutor’s Office that it had declined to prosecute Alan Chen and Mr. Huang for criminal fraud.

On January 4, 2016, Formosan Brothers, on behalf of the Company, filed an appeal to the Taiwan High Prosecution Office requesting the High Court review the facts and evidence of the case and send the matter back to the Taiwan District Prosecutor's Office for a new investigation of the facts and evidence.

On February 1, 2016, the Company received notice that the Companies’ appeal was granted and the case was returned to the Taiwan District Court Prosecutor with instructions to conduct a new investigation of the facts and evidence. The Company intends to continue to pursue this matter until a final resolution is obtained.

As of the Effective Date, the Company and its Taiwan-based legal counsel, Formosan Brothers Law Firm, continue to submit briefings, attend hearings and respond to any request from the Taiwan District Court Prosecutor as the Prosecutor's office undertakes its new investigation.

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